Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-97819, No. 333-113026) and Form S-8 (No. 333-140964, No. 333-138892, No. 333-103969, No. 333-75162) of Odyssey Re Holdings Corp. of our reports dated March 9, 2007 relating to the financial statements, financial statement schedules, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appear in this Form 10-K.

/s/  PricewaterhouseCoopers LLP

New York, New York
March 9, 2007